Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256476
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 2, 2021)

1,650,000 Shares of Common Stock
Prefunded Warrants to Purchase up to 4,848,195 Shares of Common Stock
Series C Warrants to Purchase up to 6,498,195 Shares of Common Stock
Placement Agent Warrants to Purchase up to 389,891 Shares of Common Stock
We are offering (i) 1,650,000 shares of our common stock and (ii) Series C Warrants to purchase up to an aggregate of 6,498,195 shares of our common stock (“Series C Warrants”). Each share of common stock is being sold together with one warrant to purchase one share of our common stock. The Series C Warrants are exercisable immediately upon issuance at an exercise price of $1.26 per share and expire five years from the date of issuance. The shares of common stock and Series C Warrants will be issued separately. This prospectus also covers the shares of common stock issuable upon the exercise of the warrants being offered.
We are also offering prefunded warrants (the “Prefunded Warrants”) to purchase up to an aggregate of 4,848,195 shares of common stock to investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of Prefunded Warrants will not have the right to exercise any portion of its Prefunded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchasers, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any Prefunded Warrants sold in this offering. Each Prefunded Warrant is immediately exercisable for one share of common stock at an exercise price of $0.01 per share and may be exercised at any time until exercised in full. The Series C Warrants and the Prefunded Warrants are referred to collectively as the warrants.
Our common stock is listed on The Nasdaq Capital Market under the symbol “FWBI”. The last reported sale price of our common stock on February 25, 2022, was $1.26 per share.
There is no established trading market for any of the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered.
We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 2, 2022, subject to the satisfaction of certain customary closing conditions.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share and Related Warrant	Per Prefunded Warrant	Total
Offering price	$1.385	$1.375	$8,951,518.13
Placement Agent Fees(1)	$0.097	$0.097	$630,000.01
Proceeds to us, before expenses(2)	$1.288	$1.278	$8,321,518.12
(1)
Includes a cash fee of 7.0% of the gross proceeds of this offering. We have also agreed to issue to the placement agent (or its designees) warrants to purchase shares of common stock to the placement agent as described under “Plan of Distribution” on page S-21 of this prospectus supplement and pay the placement agent a reimbursement for non-accountable expenses equal to $50,000, a reimbursement for legal fees and expenses of the placement agent in the amount of $150,000 and $15,950 for clearing fees. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.
H.C. Wainwright & Co.
The date of this prospectus supplement is February 27, 2022.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement, “First Wave BioPharma,” “AzurRx,” “we,” “us,” “our” or “ours” refer to First Wave BioPharma, Inc., a Delaware corporation, collectively with our direct wholly-owned subsidiaries AzurRx SAS, a company organized under the laws of France, and First Wave Bio, Inc., a Delaware corporation.
All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying the shares of common stock and warrants to buy shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.
You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with this offering. Neither we nor the placement agent (or any of our or its respective affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such related free writing prospectus, or any sale of a security.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and under similar captions in the documents incorporated by reference into this prospectus supplement. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “First Wave BioPharma”, “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean First Wave BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, First Wave BioPharma’s wholly-owned subsidiary through which we conduct our European operations. References to “First Wave Bio” refer to First Wave Bio, Inc., First Wave BioPharma’s wholly-owned subsidiary.
Overview
We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.
We are currently focused on developing our pipeline of gut-restricted GI clinical drug candidates, including niclosamide, an oral small molecule with anti-viral and anti-inflammatory properties, and the biologic adrulipase (formerly MS1819), a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients.
Our niclosamide programs leverage proprietary oral and topical formulations to address multiple GI conditions, including inflammatory bowel diseases (“IBD”) indications and viral diseases. We are currently advancing two separate clinical programs of our niclosamide formulations, which are currently in Phase 2 clinical trials including FW-COV for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) GI infections, and FW-UP for ulcerative proctitis (“UP”) and ulcerative proctosigmoiditis (“UPS”).
We are further developing FW-ICI-AC for Immune Checkpoint Inhibitor-associated colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients, which received U.S. Food and Drug Administration (“FDA”) clearance for the investigational new drug (“IND”) application filed in September 2021, and two pre-IND programs of our niclosamide therapies for additional IBD indications, including FW-UC for ulcerative colitis (“UC”) and FW-CD for Crohn’s disease (“CD”).
Our adrulipase programs are focused on the development of an oral, non-systemic, biologic capsule for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”). Our goal is to provide CF and CP patients with a safe and effective therapy to control EPI that is non-animal derived and offers the potential to dramatically reduce their daily pill burden.
We are developing our drug candidates for a host of GI diseases where there are significant unmet clinical needs and limited therapeutic options, resulting in painful, life threatening and discomforting consequences for patients. Our mission is to help protect the health and restore quality of life for the millions of people afflicted by these GI diseases.
Recent Developments
Nasdaq Deficiency Notice
On November 26, 2021, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1), because our stockholders’ equity of $(6,969,988) as reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 was below the required minimum of $2.5 million, and because, as of November 24, 2021, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
On January 10, 2022, we submitted to Nasdaq a plan to regain compliance with Listing Rule 5550(b)(1). On February 15, 2022, Nasdaq notified us that they have granted us an extension of up to 180 calendar days from November 26, 2021, or through May 25, 2022, to regain compliance. If we fail to evidence compliance upon filing our periodic report for the quarter ending June 30, 2022, we may be subject to delisting. If Nasdaq determines to delist our common stock, we will have the right to appeal to a Nasdaq hearings panel.

Waiver Agreements with Certain Holders of Series B Convertible Preferred Stock
Between February 1 and February 7, 2022, we entered into waiver agreements (the “Waiver”) with certain holders of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), pursuant to which we agreed to pay a cash waiver fee equal to ten percent of the stated value of the shares of Series B Preferred Stock held by such holder, (other than holders who are insiders of our company), and such holder agreed to irrevocably waive its Series B Exchange Right (as defined below) with respect to any Subsequent Financing (as defined below) that occurs from and after the date of the Waiver until December 31, 2022.
Pursuant to the Series B Preferred Stock Certificate of Designations (the “Certificate of Designations”), in the event of any issuance by the Company or any of its subsidiaries of its common stock, par value $0.0001, or common stock equivalents for cash consideration or a combination of units thereof (a “Subsequent Financing”), each holder of the Company’s Series B Preferred Stock has the right, subject to certain exceptions set forth in the Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the stated value of each share of Series B Preferred Stock, or $7,700.00, plus accrued and unpaid dividends thereon, of the Series B Preferred Stock) for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis (the “Series B Exchange Right”).
We entered into Waivers with holders of approximately $2.83 million of stated value of our Series B Preferred Stock. We also entered into Waivers with Company insiders of approximately $474,000 of stated value of our Series B Preferred Stock for which we did not pay a waiver fee.
Warrant Amendment Agreement
An investor in this offering is a holder of warrants to purchase up to 1,066,666 shares of the Company’s common stock at an exercise price of $8.00 per share issued in January 2021 and warrants to purchase up to 392,927 shares of the Company’s common stock at an exercise price of $12.10 per share (collectively, the “Existing Warrants”). Concurrent with this offering, the Company has entered into a Warrant Amendment Agreement (the “Warrant Amendment Agreement”) with such investor pursuant to which, in consideration for such investor’s purchase of $9.0 million of securities in this offering (the “Purchase Commitment”) and payment of $0.0281 per share for each share of common stock issuable upon exercise of the Existing Warrants (the “Cash Consideration”), the Company agreed to (i) reduce the exercise price of the Existing Warrants to $1.26 per share and (ii) extend the termination date of the Existing Warrants to March 2, 2027, effective upon the consummation of this offering, the payment of the Cash Consideration and confirmation by the placement agent of this offering that the investor has satisfied the Purchase Commitment.
Corporate Information
We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. In September 2021, we acquired First Wave Bio, Inc. through a merger transaction, and changed our name to First Wave BioPharma, Inc. Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We currently maintain a website at www.firstwavebio.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement.

The Offering
Shares of Common Stock offered by us
1,650,000 shares of common stock
Series C Warrants offered by us
Series C Warrants to purchase up to 6,498,195 shares of our common stock. Each Series C Warrant will be immediately exercisable upon issuance at an exercise price of $1.26 per share and will expire five years from the date of issuance. The shares of common stock and Series C Warrants will be issued separately but will be purchased together in this offering. This prospectus supplement also covers the shares of common stock issuable upon the exercise of the Series C Warrants being offered. The exercise price and number of shares of common stock issuable upon exercise of the Series C Warrants will be subject to certain further adjustments as described herein.
Prefunded Warrants offered by us
We are also offering Prefunded Warrants to purchase up to an aggregate of 4,848,195 shares of common stock. We are offering the Prefunded Warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each Prefunded Warrant is immediately exercisable for one share of common stock at an exercise price $0.01 per share and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Prefunded Warrants. The exercise price and number of shares of common stock issuable upon exercise of the Prefunded Warrants will be subject to certain further adjustments as described herein.
Placement Agent Warrants offered by us
Pursuant to this prospectus supplement and the accompanying prospectus, we will issue to the placement agent (or its designees) warrants to purchase up to 389,891 shares of common stock as part of the compensation payable to the placement agent in connection with this offering (the “Placement Agent Warrants”). See “Plan of Distribution”. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Placement Agent Warrants.
Shares of common stock outstanding before this offering
14,945,905 shares of common stock.
Shares of common stock to be outstanding after this offering
21,444,100 shares of common stock, assuming all of the Prefunded Warrants issued in this offering are exercised and no exercise of the Series C Warrants issued in this offering.
Use of proceeds
We intend to use the net proceeds from this offering to pay a portion of the cash purchase price for the acquisition of First Wave Bio, Inc. (the “First Wave Acquisition”) and for other general corporate purposes, which may include product manufacturing, clinical development and/or increases in working capital.
See “Use of Proceeds” on page S-15 of this prospectus supplement.
Nasdaq symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “FWBI”.
Risk Factors
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
Listing
There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Capital Market or on any national securities or other national recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
The above discussion is based on 14,945,905 shares of our common stock outstanding as of February 18, 2022 and excludes, as of that date, the following:
•
271,550 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $13.45 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

•	38,700 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;
•
486,496 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.85 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

•	1,627,864 shares of common stock available for future issuance under our 2020 Plan;
•	5,525,027 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $9.48 per share;
•
729,659 shares of common stock issuable upon conversion of 662.25 shares of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $519,000 through February 18, 2022;

•
either (x) if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, up to 718,093 additional shares of common stock issuable upon conversion of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and up to 718,093 shares of common stock issuable upon exercise of warrants or (y) if the holders of Series B Preferred Stock elect to exchange into our sales made on November 30, 2021, at a price of $2.1657 per share, pursuant to our ATM Agreement (as defined below) (such price being the lowest price per share sold under the ATM Agreement to date), up to 2,148,011 additional shares of common stock, in each case that may be issued pursuant to the Series B Exchange Right in excess of amounts currently underlying Series B Preferred Stock;
•
if the holders of Series B Preferred Stock who did not enter into Waivers with us elect to exchange into this offering, up to 1,482,153 additional shares of common stock may be issued pursuant to the Series B Exchange Right in excess of amounts currently underlying the Series B Preferred Stock and up to 1,807,203 shares of common stock issuable upon exercise of Series C Warrants;

•	6,498,195 shares of common stock issuable upon exercise of the Series C Warrants offered hereby; and
•	389,891 shares of common stock issuable upon exercise of the Placement Agent Warrants.
Except as otherwise indicated, the information in this prospectus supplement gives effect to the 1-for-10 reverse stock split of our common stock, effected on September 13, 2021, and assumes (i) no exercise of the Placement Agent Warrants and (ii) no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.
Risks Related to this Offering and our Common Stock
Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock.
Our common stock is currently listed for trading on the Nasdaq Capital Market. We must satisfy Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from the Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.
On November 26, 2021, we received notice from the Listing Qualifications Staff of Nasdaq indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) because our stockholders’ equity of $(6,969,988) as reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 was below the required minimum of $2.5 million, and because, as of November 24, 2021, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
On January 10, 2022, we submitted to Nasdaq a plan to regain compliance with Listing Rule 5550(b)(1). On February 15, 2022, Nasdaq notified us that they have granted us an extension of up to 180 calendar days from November 26, 2021, or through May 25, 2022, to regain compliance. If we fail to evidence compliance upon filing our periodic report for the quarter ending June 30, 2022 with the SEC, we may be subject to delisting. If Nasdaq determines to delist our common stock, we will have the right to appeal to a Nasdaq hearings panel.
If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The limited public market for our securities may adversely affect an investor’s ability to liquidate an investment in us.
Although our common stock is currently listed on the Nasdaq Capital Market, there is limited trading activity. We can give no assurance that an active market will develop, or if developed, that it will be sustained. If an investor acquires shares of our common stock, the investor may not be able to liquidate our shares should there be a need or desire to do so.
Investors in this offering will suffer immediate and substantial dilution as a result of this offering.
Because the effective offering price per common share and warrant is higher than the as adjusted net tangible book value per share of common stock after giving effect to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the securities you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.”
In the event that holders of our outstanding warrants, stock options and convertible preferred stock exercise or convert their securities into our common stock, you will suffer additional dilution in your investment.
If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.
Because the expected net proceeds of this offering are not sufficient for our company to regain and maintain compliance with Nasdaq’s continued listing requirements, we will be required to raise additional equity capital prior to May 25, 2022 to maintain our Nasdaq listing. In addition, we may raise additional equity capital above the amount required to satisfy Nasdaq’s continued listing requirements as we have incurred recurring losses, negative operating cash flows and require significant cash resources to execute our business plan. To raise additional capital, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the effective offering price per share of common stock in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the effective offering price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering (on a fully-converted basis). Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
There is no established public trading market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.
The Series C Warrants being offered may not have value.
The Series C Warrants being offered by us in this offering have an exercise price of $1.26 per share and expire five and one-half years from the original issuance date. In the event that the market price of our common stock does not exceed the exercise price of the Series C Warrants during the period when they are exercisable, the Series C Warrants may not have any value.
Holders of our warrants will have no rights as shareholders until they acquire shares of our common stock, if ever.
If you acquire warrants to purchase shares of our common stock in this offering, you will have no rights with respect to our common stock until you acquire shares of such common stock upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.
We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.
We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds received by us from this offering to fund the remaining cash portion of the purchase price for the First Wave Acquisition and for other general corporate purposes, which may include product manufacturing, clinical development and/or increases in working capital. We may choose not to apply any of the net proceeds of the offering for the purposes described above, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
The market price of our common stock may be volatile which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.
You may be unable to sell your shares of common stock at or above the offering price. The market price for our common stock has been and may continue to be volatile and subject to wide fluctuations in response to factors including the following:
•	sales or potential sales of substantial amounts of our common stock, including sales required for us to regain and maintain compliance with Nasdaq’s continued listing requirements;
•	delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of these trials;
•	announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;
•	developments concerning our licensors or product manufacturers;
•	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
•	conditions in the pharmaceutical or biotechnology industries;
•	governmental regulation and legislation;
•	variations in our anticipated or actual operating results;
•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations; foreign currency values and fluctuations; and
•	overall economic conditions.
Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.
We have never paid and do not intend to pay cash dividends on our common stock. As a result, capital appreciation, if any, will be your sole source of gain.
We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. Our Series B Preferred Stock carries a cumulative dividend rate of 9.0% per year, which is cumulative and continues to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefor. We may pay such dividends at our option either in cash or in kind in additional shares of preferred stock. We do not expect to pay any dividends in cash and have paid accrued dividends in kind in additional shares of preferred stock to date. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
We will need substantial additional funding and certain terms included in our financing transactions may prohibit us from raising capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.
Our operations have consumed substantial amounts of cash since inception. During the years ended December 31, 2020 and 2019, we incurred total losses of approximately $32.8 million and $15.3 million,

respectively. During the nine months ended September 30, 2021 and 2020, we incurred total losses of $47.5 million and $15.2 million. We have outstanding payment obligations related to the First Wave Acquisition of installments of $500,000 per month payable through August 2022 and $1.0 million per month payable from September 2022 through July 2023 for an aggregate outstanding amount of $14.0 million. We expect to continue to spend substantial amounts on product development, including conducting clinical trials for niclosamide and adrulipase and purchasing clinical trial materials from our suppliers. We will require substantial additional funds to support our continued research and development activities, as well as the anticipated costs of preclinical studies and clinical trials, regulatory approvals and potential commercialization. We could spend our available financial resources much faster than we currently expect.
Until such time, if ever, as we can generate a sufficient amount of product revenue and achieve profitability, we expect to seek to finance future cash needs through equity and/or debt financings or corporate collaboration and licensing arrangements. We currently have no other commitments or agreements relating to any of these types of transactions and we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital, we will have to delay, curtail or eliminate one or more of our research and development programs. If we are able to raise additional capital, our stockholders may experience additional dilution, and as a result, our stock price may decline.
Provisions in our restated certificate of incorporation, our restated by-laws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.
Provisions of our restated certificate of incorporation, our restated by-laws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
•	the inability of stockholders to call special meetings; and
•
the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.
Requirements associated with being a public company will increase our costs significantly and will divert significant company resources and management attention.
Since we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are no longer able to take advantage of certain exemptions from various reporting requirements that were previously available to us, but which were not available to other public companies that are not emerging growth companies. Accordingly, we will be required to comply with increased disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, we will incur greater expenses associated with such reporting requirements. These expenses would further increase if we ceased to be a “smaller reporting company.” In addition, if we are deemed an accelerated filer or large accelerated filer in the future, we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have not yet completed the process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion when required to do so. In that regard, we currently do not have an internal audit function, and we will need to hire or contract for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.
Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we may incur as a result of this.
Having availed ourselves of scaled disclosure available to smaller reporting companies, we cannot be certain if such reduced disclosure will make our common stock less attractive to investors.
Under Rule 12b-2 of the Exchange Act, a “smaller reporting company” is a company that is not an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and, according to the amended definition effective September 10, 2018, had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter or, if such public float is less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year. Smaller reporting companies are permitted to provide simplified executive compensation disclosure in their filings; and they have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. We qualify as a smaller reporting company. For as long as we continue to be a smaller reporting company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of those respective classifications. Decreased disclosure in our SEC filings as a result of our having availed ourselves of scaled disclosure may make it harder for investors to analyze our results of operations and financial prospects.
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.
The trading market for our shares is influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.
We currently have Series B Preferred Stock outstanding and may be required to issue additional shares of our Series C Preferred Stock upon the exercise of the Series B Exchange Right. Our certificate of incorporation authorizes our Board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.
Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval.
We currently have approximately 662.25 shares of Series B Preferred Stock outstanding with a stated value of $7,700 per share, which are currently convertible at the holder’s option at any time, together with any accrued but unpaid dividends thereon, into shares of common stock at a conversion price of $7.70 per share, subject to certain adjustments.
Our Series B Preferred Stock gives its holders the preferred right to our assets upon liquidation and the right to receive dividend payments at 9.00% per annum before dividends are distributed to the holders of common stock, among other things. In addition, in the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof, the holders of the Series B Preferred Stock have the right, subject to certain exceptions, at their option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of the Series B Preferred Stock equal to the Series B stated value per share, or $7,700.00, plus accrued and unpaid dividends thereon) for any securities or units issued in such issuance on a dollar-for-dollar basis. The holders of the Series B Preferred Stock, voting as a separate class, also have customary consent rights with respect to certain corporate actions, including the issuance of an increased number of shares of Series B Preferred Stock, the establishment of any capital stock ranking senior to or on parity the Series B Preferred Stock as to dividends or upon liquidation, the incurrence of indebtedness, and certain changes to our Charter or Bylaws including other actions.
Our Board created a series of preferred stock designated as Series C Preferred Stock (“Series C Preferred Stock”), of which 57,000 shares are authorized for issuance, none of which are currently outstanding. Pursuant to the Series B Exchange Right, we may be required to issue shares of Series C Preferred Stock in certain circumstances. For a description of the terms of our Series C Preferred Stock, see “Description of Capital Stock – Preferred Stock – Series C Preferred Stock” in the accompanying prospectus.
Our obligations to the holders of the Series B Preferred Stock and any future holders of any additional series of preferred stock we may issue could limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition and hinder the accomplishment of our corporate goals.
In addition to the Series B Preferred Stock and Series C Preferred Stock, our Board could authorize the issuance of additional series of preferred stock with such rights preferential to the rights of our common stock, including the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.
As a result of the “most favored nation” in the Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock (the “Series B Certificate of Designations”), we may be required to issue additional securities to the investors who purchased shares of our Series B Preferred Stock and related warrants to purchase shares of our common stock in a private placement in July 2020.
On July 16, 2020, we consummated a private placement offering (the “Series B Private Placement”) in which we issued an aggregate of approximately 2,912.58 shares of Series B Preferred Stock, at a price of $7,700.00 per share, initially convertible into an aggregate of 2,912,509 shares of common stock at $7.70 per share, together with warrants to purchase an aggregate of 1,456,209 shares of common stock at an exercise price of $8.50 per share. The Series B Preferred Stock carries a cumulative dividend at a rate of 9.0% per annum, payable at our option either in cash or in kind in additional shares of Series B Preferred Stock. As a result of previous conversions and exchanges, as of February 18, 2022, 662.25 shares of Series B Preferred Stock were outstanding, with an aggregate stated value of approximately $5,100,000, plus accrued and unpaid dividends through such date of approximately $519,000, and a conversion price of $7.70 per share.
Under the Series B Certificate of Designations, in the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for any securities issued in the Subsequent Financing, in lieu of any cash subscription payments therefor (the “Series B Exchange Right”). As a result of our registered direct offering and private placement consummated in January 2021, as of February 18, 2022, we may be required to issue in the aggregate up to 7,491.51 additional shares of Series C Preferred Stock that would be convertible into up to 749,124 underlying shares of common stock, together with warrants to purchase up to an additional 749,124 shares of our common stock, to any holders of Series B Preferred Stock who elect to exercise their Series B Exchange Right in connection with that offering. Alternatively, as a result of sales of additional shares of common stock made on November 30, 2021, at a price of $2.1657 per share, pursuant to our At The Market Agreement dated May 26, 2021 (the “ATM Agreement”) (such price being the lowest price per share sold under the ATM Agreement to date), as of February 18, 2022, we may be required to issue in aggregate up to 2,148,011 shares of common stock, with no warrants, to any holders of Series B Preferred Stock who elect to exercise their Series B Exchange Right into shares of common stock. In any event, we anticipate that we would convert any shares of Series C Preferred Stock to be issued pursuant to the Series B Exchange Right into underlying shares of common stock immediately upon issuance.
Between February 1 and February 7, 2022, we entered into Waivers with certain holders of Series B Preferred Stock, pursuant to which we agreed to pay a cash waiver fee equal to ten percent of the stated value of the shares of Series B Preferred Stock held by such holder (other than holders who are insiders of our company), and such holder agreed to irrevocably waive its Series B Exchange Right with respect to any Subsequent Financing that occurs from and after the date of the Waiver until December 31, 2022. However, as of February 18, 2022, holders of Series B

Preferred Stock holding approximately $2.21 million of stated value of the shares of Series B Preferred Stock outstanding did not enter into a Waiver with us. Accordingly, such non-waiving holders may exercise their Series B Exchange Right in connection with this offering.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices and other terms that may be more favorable to investors than the terms of our prior offerings that may have been previously approved by our stockholders. As a result, holders of Series B Preferred Stock may become entitled to exercise their Series B Exchange Right in connection with that future offering. This may result in certain dilution to our stockholders and could afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value. The existence of the Series B Exchange Right may make it more difficult for us to consummate future offerings of our securities at a time and a price that we deem appropriate and may trigger the obligation for the Company to obtain stockholder approval in connection with our future offerings under certain Nasdaq Listing Rules and related guidance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:
•	our ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market;
•	our ability to satisfy our payment obligations under the First Wave Acquisition;
•
statements regarding the impact of the COVID-19 pandemic and its effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;

•	availability of capital to satisfy our working capital requirements;
•	our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;
•	the integration and effects of our acquisitions, including the First Wave Acquisition, and other strategic transactions;
•	the accuracy of our estimates regarding expense, future revenue and capital requirements;
•	ability to continue operating as a going concern;
•	our plans to develop and commercialize our drug candidates, including the biologic adrulipase (formerly MS1819) and niclosamide;
•
our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

•	regulatory developments in the U.S. and foreign countries;
•	the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers;
•	our ability to obtain and maintain intellectual property protection for our core assets;
•	the size of the potential markets for our product candidates and our ability to serve those markets;
•	the rate and degree of market acceptance of our product candidates for any indication once approved;
•	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;
•	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;
•	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein; and
•	our use of proceeds from this offering.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting placement agent fees and paying estimated offering expenses payable by us, will be approximately $8.1 million, assuming the full exercise of the Prefunded Warrants and no exercise of the Series C Warrants. If the Series C Warrants are fully exercised for cash, we would receive additional net proceeds of approximately $8.2 million. No assurance can be given as to the number of Series C Warrants that may be exercised for cash, if any.
We intend to use the net proceeds from this offering to pay a portion of the cash purchase price for the First Wave Acquisition and for other general corporate purposes, which may include product manufacturing, clinical development, and/or increases in working capital. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DILUTION
If you invest in our securities in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share and related Series C Warrant in this offering, attributing no value to the Series C Warrants, and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2021. Our net tangible book value as of September 30, 2021 was approximately $(11.4) million, or $(0.15) per share of common stock.
After giving effect to the sale of 6,498,195 shares of common stock and the related Series C Warrants in this offering at a combined offering price of $1.385 per share and related Series C Warrant, assuming the full exercise of the Prefunded Warrants but no exercise of the Series C Warrants, attributing no value to the Series C Warrants, assuming the Series C Warrants are treated as equity, assuming none of the non-waiving holders of our Series B Preferred Stock exercise their Series B Exchange Right in connection with this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $(3.3) million, or $(0.19) per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.84 per share to our existing stockholders, and an immediate dilution of $1.58 per share to new investors participating in this offering.
The following table illustrates this dilution on a per share basis:
Offering price per share and related Series C Warrant		$1.385
Net tangible book value per share as of September 30, 2021	$(1.03)
Increase in net tangible book value per share as of September 30, 2021, attributable to the new investors	$0.84
As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		$(0.19)
Dilution per share to new investors		$1.58
The above discussion and table are based on approximately 11,115,228 shares of common stock outstanding on September 30, 2021, assumes no exercise of the Series B Exchange Rights in connection with this offering and excludes, as of that date, the following:
•
271,550 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $13.45 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

•	38,700 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;
•
176,246 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $8.61 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

•	823,754 shares of common stock available for future issuance under our 2020 Plan;
•	5,509,675 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $9.96 per share;
•	721,364 shares of common stock issuable upon conversion of 676.05 shares of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $349,000;
•	6,498,195 shares of common stock issuable upon exercise of the Series C Warrants offered hereby; and
•	389,891 shares of common stock issuable upon exercise of the Placement Agent Warrants.
As disclosed above under “Risk Factors”, holders of our Series B Preferred Stock have the Series B Exchange Right, pursuant to which they may elect to exchange the stated value, plus accrued and unpaid dividends, of their Series B Preferred Stock for any securities issued by us in a Subsequent Financing, unless waived. To the extent such Series B Exchange Rights are exercised in connection with this offering or prior offerings, options or warrants are exercised, new options are issued under our equity incentive plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering shares of our common stock, Series C Warrants to purchase shares of our common stock, and Prefunded Warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the warrants). No fractional warrants will be issued.
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Our Capital Stock” in the accompanying prospectus. On January 14, 2022, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation increasing the authorized number of shares of our common stock to 50,000,000 shares, which increase was effected on such date. Our common stock is listed on the Nasdaq Capital market under the symbol “FWBI”. Our transfer agent is Colonial Stock Transfer Company, Inc.
Series C Warrants
The following is a summary of the material terms and provisions of the Series C Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Series C Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Prefunded Warrant for a complete description of the terms and conditions of the Prefunded Warrant.
Duration and Exercise Price
The Series C Warrants offered hereby will have an exercise price of $1.26 per share. The Series C Warrants will be immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Series C Warrants will be issued in certificated form only.
Exercisability
The Series C Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Series C Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants. Purchasers in this offering may also elect prior to the issuance of Series C Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Any outstanding Series C Warrants will be automatically exercised via cashless exercise on the expiration date of the Series C Warrants.
Cashless Exercise
If at the time of exercise of the Series C Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of common stock issuable upon exercise of the Series C Warrant, then the Series C Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Series C Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Series C Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Series C Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Series C Warrant is exercisable immediately prior to such event. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the warrant calculated pursuant to a formula set forth in the Series C Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our common stock as described in the Series C Warrants.
Transferability
In accordance with its terms and subject to applicable laws, a Series C Warrant may be transferred at the option of the holder upon surrender of the Series C Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the Series C Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the Series C Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Series C Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series C Warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the Series C Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Series C Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Series C Warrant holders exercise their warrants.
Prefunded Warrants
The following is a summary of the material terms and provisions of the Prefunded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Prefunded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Prefunded Warrant for a complete description of the terms and conditions of the Prefunded Warrant.
Duration and Exercise Price
The Prefunded Warrants offered hereby will have an exercise price of $0.01 per share. The Prefunded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Prefunded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Prefunded Warrants will be issued in certificated form only.
Exercisability
The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Prefunded Warrants up to 9.99%

of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants. Purchasers in this offering may also elect prior to the issuance of Prefunded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
The holder may elect to receive upon exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Prefunded Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Prefunded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Prefunded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Prefunded Warrant is exercisable immediately prior to such event.
Transferability
In accordance with its terms and subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the Prefunded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Prefunded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the Prefunded Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Prefunded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Prefunded Warrant holders exercise their warrants.
Placement Agent Warrants
The Placement Agent Warrants will have substantially the same terms as the other warrants issued in this offering, except with an exercise price of $1.73, or 125% of the effective purchase price per share of common stock and Series C Warrant issued in this offering and a termination date that will be five years from the date of this prospectus supplement.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “FWBI”. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

SERIES B EXCHANGE RIGHT
Under the Series B Certificate of Designations, each holder of the Series B Preferred Stock may have the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for shares of common stock on a dollar-for-dollar basis with investors in this offering, in lieu of any cash subscription payments therefor, referred to herein as the Series B Exchange Right. Any shares of our common stock issued pursuant to the Series B Exchange Right are anticipated to be made pursuant to exemptions provided by Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”), or another applicable exemption therefrom, and accordingly will be freely transferable without restriction upon issuance pursuant to the exemption provided by Rule 144 under the Securities Act.
Between February 1 and February 7, 2022, we entered into Waivers with certain holders of Series B Preferred Stock, pursuant to which we agreed to pay a cash waiver fee equal to ten percent of the stated value of the shares of Series B Preferred Stock held by such holder, and such holder agreed to irrevocably waive its Series B Exchange Right with respect to any Subsequent Financing that occurs from and after the date of the Waiver until December 31, 2022. However, as of February 18, 2022, holders of Series B Preferred Stock holding approximately $2.21 million of stated value of the shares of Series B Preferred Stock outstanding did not enter into a Waiver with us. Accordingly, such non-waiving holders may exercise their Series B Exchange Right in connection with this offering.

PLAN OF DISTRIBUTION
Pursuant to a letter agreement dated as of February 11, 2022, we have retained H.C. Wainwright & Co., LLC (“Wainwright”), to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and the prospective investor.
We are entering into separate securities purchase agreements directly with investors in connection with this offering of common stock and Series C Warrants pursuant to this prospectus supplement and accompanying prospectus under which we will sell the securities offered hereby directly to such investors.
Wainwright will have no authority to bind us by virtue of the engagement letter. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering.
Delivery of the securities offered hereby is expected to occur on or about March 2, 2022, subject to satisfaction or waiver of customary closing conditions.
We have agreed to pay Wainwright a cash fee equal to 7.0% of the gross proceeds received from the investor who purchased securities in the offering and will issue to Wainwright (or its designees) Placement Agent Warrants to purchase up to 389,891 shares of common stock on substantially the same terms as the Series C Warrants except with an exercise price of $1.73 and the expiration date of February 27, 2027. We have also agreed to reimburse Wainwright $50,000 for non-accountable expenses, up to $150,000 for legal fees and expenses and other out-of-pocket expenses and $15,950 for clearing fees. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $300,950.
We have agreed to indemnify Wainwright and specified other persons against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.
We have also granted Wainwright a right of first refusal for a period of six months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future public or private offering or any other capital raising financing of equity or equity-linked securities by us or any of our subsidiaries.
Under the terms of the securities purchase agreements, from the date of such agreements until sixty (60) days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.
We have also agreed, subject to certain exceptions, until the one-year anniversary of the signing of the securities purchase agreement in connection with this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exceptions including: (i) any exchanges as may be required pursuant to the Series B Exchange Rights, and (ii) following 60 days after the closing of this offering, sales under the At The Market Offering Agreement, dated May 26, 2021, by and between us and Wainwright and sales under the Purchase Agreement, dated November 13, 2019, by and between us and Lincoln Park Capital Fund, LLC.
Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the

Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Wainwright served as our sales agent for an at-the-market offering pursuant to the ATM Agreement dated May 26, 2021 for which Wainwright received compensation of approximately $575,000. Wainwright acted as placement agent for our March 2021 registered direct offering and received cash compensation of approximately $800,000 and warrants to purchase up to 55,009 shares of common stock at an exercise price of $15.906 per share.Wainwright also acted as the sole book-running manager for our July 2021 firm commitment offering and received an underwriting discount equal to 8.0% of the gross proceeds of the offering, reimbursements for certain expenses, and warrants to purchase up to 73,181 shares of common stock at an exercise price of $6.875 per share. In addition, Wainwright provided advisory and other transaction-related services in connection with the First Wave Acquisition and received various fees paid in cash for such services. In connection with the Warrant Amendment Agreement, Wainwright will receive a cash fee equal to 7.0% of the Cash Consideration.
From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Haynes and Boone, LLP, New York, New York has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.
EXPERTS
The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of First Wave BioPharma, Inc. (formerly known as AzurRx BioPharma, Inc.), as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.
The auditors of First Wave Bio, Inc., Plante & Moran, PLLC, are independent certified public accountants with respect to the Company under the “Independence Rule” of the AICPA’s Code of Professional Conduct and its interpretations. The audited financial statements of First Wave Bio, Inc. as of and for each of the years ended December 31, 2020 and 2019 have been audited by Plante & Moran, PLLC and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, https://www.firstwavebio.com/investors/regulatory-filings.
We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents filed with the SEC are incorporated by reference into this prospectus supplement:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;
•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 24, 2021, August 16, 2021, and November 15, 2021 (as amended on November 16, 2021), respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021, March 10, 2021, June 17, 2021, July 2, 2021, July 9, 2021, July 27, 2021, August 16, 2021, September 10, 2021, September 13, 2021, September 21, 2021, September 28, 2021, November 9, 2021, November 10, 2021, November 16, 2021, November 29, 2021, December 6, 2021, January 14, 2022, February 7, 2022, and February 17, 2022 (other than any portions thereof deemed furnished and not filed);

•	our definitive proxy statement on Schedule 14A, filed on November 19, 2021; and
•
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.19 of our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 31, 2021, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus supplement and prior to the termination of the offering.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Any such request should be addressed to us at: 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, Attention: Chief Financial Officer, or made by phone at (561) 589-7020. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus we authorize for use in connection with this offering. We have not authorized anyone to provide you with information different from that contained in such documents or incorporated by reference in such documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

BASE PROSPECTUS

First Wave BioPharma, Inc.

$150,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Units
We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) subscription rights and (v) units. The preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.
The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” The last reported sale price for our common stock on June 1, 2021 as quoted on the Nasdaq Capital Market was $0.86 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended the (“Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and the documents incorporated by reference into this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 2, 2021.

AzurRx BioPharma, Inc. is referred to herein as “AzurRx,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.
You may only rely on the information contained in this prospectus and any accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sales agreement prospectus supplement filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”
ii

PROSPECTUS SUMMARY
The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 2 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
Overview
We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. We are focused on developing our pipeline of gut-restricted GI clinical drug candidates, including ms1819 and niclosamide.
Our lead drug candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”), currently in two Phase 2 CF clinical trials. In March 2021, we announced topline results from our Phase 2b OPTION 2 monotherapy trial, and in May 2021, we announced positive interim results from the first 18 patients in our Phase 2 Combination trial in Europe.
In 2021, we intend to launch two new clinical programs using proprietary formulations of niclosamide, a small molecule with anti-helminthic, anti-viral and anti-inflammatory properties; FW-1022, for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) gastrointestinal infections, and FW-420, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients. We initiated our Phase 2 RESERVOIR clinical trial using a proprietary oral immediate-release tablet formulation of micronized niclosamide (FW-1022) for the treatment of COVID-19 related GI infections in April 2021, and we are preparing to initiate our Phase 1b/2a PASSPORT ICI-AC trial using both an oral immediate-release tablet and a topical rectal enema foam formulations of niclosamide (FW-420) in the first half of 2021.
Corporate Information
We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS
Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in any prospectus supplement, in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may cause our results to materially differ from those expressed or implied by forward-looking statements include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 2 of this prospectus, in any prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or in other reports we file with the SEC.
Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.
You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.
When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER
General
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•	common stock;
•	preferred stock;
•	subscription rights to purchase shares of common stock or preferred stock;
•	warrants to purchase shares of common stock or preferred stock; and
•	units consisting of any combination of the securities listed above.
In this prospectus, we refer to the common stock, preferred stock, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.
General
Our authorized capital stock consists of:
•	250,000,000 shares of common stock, par value $0.0001 per share; and
•	10,000,000 shares of preferred stock, par value $0.0001.
As of May 21, 2021, there were 250,000,000 shares of common stock, and 10,000,000 shares of preferred stock, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”) have been designated.
As of May 21, 2021, there were 78,575,131 shares of common stock issued and outstanding, 893.52 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred Stock issued and outstanding.
The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws, do not provide for cumulative voting rights.
Holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.
In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Transfer Agent
The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Tel: (801) 355-5740.
Preferred Stock
We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of May 21, 2021, 5,194.81 shares were designated as Series B Preferred Stock, of which 893.52 were issued and outstanding, and 75,000 were designated as Series C Preferred Stock, of which none were issued and outstanding. This leaves 9,919,805.19 shares of preferred stock authorized but undesignated.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Series B Preferred Stock
Under the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”), each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into our common stock at a conversion rate equal to the quotient of (i) the $7,700 stated value (the “Series B Stated Value”) divided by (ii) the initial conversion price of $0.77, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series B Certificate of Designations. In addition, if at any time after January 16, 2021, the six month anniversary of the date of the closing of our private placement transaction on July 16, 2020, the closing sale price per share of our common stock exceeds 250% of the initial conversion price, or $1.925, for 20 consecutive trading days, then all of the outstanding shares of Series B Preferred Stock will automatically convert (the “Automatic Conversion”) into such number of shares of our common stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted, plus the amount of any accrued and unpaid dividends thereon, by the Series B Stated Value per share and dividing the result by the then applicable conversion price.
The Series B Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion (including pursuant to the Automatic Conversion) that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series B Preferred Stock, in preference and priority to the holders of all other classes or series of our stock, is entitled to receive dividends, commencing from the date of issuance. Such dividends may be paid by us only when, as and if declared by our board of directors, out of assets legally available therefore, semiannually in arrears on the last day of June and December in each year, commencing December 31, 2020, at the dividend rate of 9.0% per year, which is cumulative and continues to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore. We may pay such dividends at our sole option either in cash or in kind in additional shares of Series B Preferred Stock (rounded down to the nearest whole share), provided we must pay in cash the fair value of any such fractional shares in excess of $100.00. Under the Series B Certificate of Designations, to the extent that applicable law or any of our existing contractual restrictions prohibit any required issuance of additional shares of Series B Preferred Stock as in-kind dividends or otherwise (“Additional Shares”), then appropriate adjustment to the conversion price of the Series B Preferred Stock shall be made so that the resulting number of conversion shares includes the aggregate number of shares of our common stock into which such Additional Shares would otherwise be convertible.
Under the Series B Certificate of Designations, each share of Series B Preferred Stock carries a liquidation preference equal to the Series B Stated Value (as adjusted thereunder) plus accrued and unpaid dividends thereon (the “Series B Liquidation Preference”).
In the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right, subject to certain exceptions set forth in the Series B Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the Series B Liquidation Preference) for any securities or units issued in a Subsequent Financing on dollar-for-dollar basis. As a result, we may currently be required to issue additional shares of Series C Preferred Stock to any holders of Series B Preferred Stock who elect to exercise this right. Any shares of Series C Preferred Stock to be issued pursuant to this right would, upon issuance, be immediately converted into underlying shares of our common stock.
The holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series B Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of common stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock; (c) amend, alter or repeal our Charter or Bylaws and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; (f) declare bankruptcy, dissolve, liquidate, or wind up our affairs; (g) effect, or enter into any agreement to effect, a Change of Control (as defined in the Series B Certificate of Designations); or (h) materially modify or change the nature of our business.
Series C Preferred Stock
Under the Certificate of Designations for the Series C Preferred Stock (the “Series C Certificate of Designations”), each share of Series C Preferred Stock will be convertible, at either the holder’s option or at our option at any time, into common stock at a conversion rate equal to the quotient of (i) the Series C Stated Value of $750 plus all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock divided by (ii) the initial conversion price of $0.75, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series C Certificate of Designations.
The Series C Preferred Stock contains limitations that prevent the holders thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by any such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion. As a result, the Series C Certificate of Designations provides for the issuance of pre-funded warrants to purchase shares of our common stock, with an exercise price of $0.001 per share and with no expiration date, if necessary to comply with this limitation.
Each holder of shares of Series C Preferred Stock, subject to the preference and priority to the holders of our Series B Preferred Stock, is entitled to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by our board of directors, out of assets legally available therefore, quarterly in arrears on the last day of March, June, September and December in each year, commencing on the date of issuance, at the dividend rate of 9.0% per year. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.
Under the Series C Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon.
The holders of the Series C Preferred Stock have no voting rights. We may not take the following actions without the prior consent of the holders of at least a majority of the Series C Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Series C Certificate of Designations) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend our Charter or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.
Transfer Agent and Registrar for Preferred Stock
The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.
Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws
Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Law.
We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any person that is:
•	the owner of 15% or more of the outstanding voting stock of the corporation;
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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.
Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.
Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Charter and Bylaws.
Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Stockholder Action by Written Consent
Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.
Potential Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.
The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.
The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:
•	the procedures and conditions relating to the exercise of the warrants;
•	the number of shares of our common or preferred stock, if any, issued with the warrants;
•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;
•	the offering price of the warrants, if any;
•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;
•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;
•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•	anti-dilution provisions of the warrants, if any;
•	call provisions of the warrants, if any; and
•	any other material terms of the warrants.
Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.
A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for our common stock upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number and terms of our common stock which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES
To the extent applicable, each warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; and
•	to investors directly in negotiated sales or in competitively bid transactions.
Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
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on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.
Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange on which such offered securities may be listed; and
•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•	whether that offering is being made to underwriters, through agents or directly to the public;
•	the rules and procedures for any auction or bidding process, if used;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities, if any.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement. Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act , so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid, or discounts or concessions allowed, to any such broker, dealer, agent or underwriter, where applicable; and
•	other facts material to the transaction.
In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:
•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The audited annual consolidated financial statements of AzurRx BioPharma, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.
DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our Charter limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.
We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our Charter and Bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.
We make available free of charge on or through our website at www.pioneerpowersolutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.azurrx.com.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents filed with the SEC are incorporated by reference into this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;
•	our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 24, 2021;
•
our Current Report on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021 and March 10, 2021 (other than any portion thereof deemed furnished and not filed);

•
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on August 8, 2016, including any amendment or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

1,650,000 Shares of Common Stock
Prefunded Warrants to Purchase up to 4,848,195 Shares of Common Stock
Series C Warrants to Purchase up to 6,498,195 Shares of Common Stock
Placement Agent Warrants to Purchase up to 389,891 Shares of Common Stock
PROSPECTUS SUPPLEMENT
H.C. Wainwright & Co.

February 27, 2022